Exhibit 99.1

1950 Spectrum Circle, Suite 300
Marietta, GA 30067
1-888-502-BLUE
www.BlueLinxCo.com

FOR IMMEDIATE RELEASE

BlueLinx Announces 2019 Second Quarter Financial Results

MARIETTA, Ga., August 7, 2019 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal second quarter ended June 29, 2019.

2019 Second Quarter Financial Highlights (all comparisons to prior year period unless otherwise noted)

–	Net sales of $706 million, compared to $893 million

–	Net income of $6 million, compared to a net loss of $9 million

–	Gross margin improved to 13.3%, compared to 11.6%

–	Gross profit of $94 million, compared to $104 million

–	Debt under the term loan and revolving credit facility reduced by $113 million

Management Commentary
Mitch Lewis, President and Chief Executive Officer, stated, “We are pleased with our gross margin improvement in the quarter and we expect to achieve continued margin expansion as our business grows following our substantially completed integration of Cedar Creek. We continued to navigate deflationary conditions in commodity wood products and lower-than-expected single family housing starts through the first half of this year; however, we are seeing favorable trends that support our optimism for an improved second half compared to 2018. We are committed to driving further margin improvement by realizing operational efficiencies while keeping costs aligned with business levels and we see numerous advantages to leveraging our business platform to drive improvement in the second half of 2019.”

Susan O’Farrell, Senior Vice President and Chief Financial Officer, added, “Our deleveraging initiatives continued to proceed as expected during the second quarter of 2019. We were pleased to announce two sale-leaseback transactions and two sales of former distribution facilities during the period as part of our real estate monetization and debt reduction efforts. These transactions resulted in gross proceeds of approximately $57 million, which were used to repay indebtedness under the Company’s term loan and revolving credit facility. Debt under the term loan and revolving credit facility decreased by $113 million compared to the prior year period. Our excess availability and cash on hand was approximately $101 million as of June 29, 2019, compared to $92 million at year-end.”

2019 Second Quarter Financial Results Review
The Company reported net sales of $706 million for the second quarter of 2019, compared to $893 million for the prior year period.

The Company recorded gross profit of $94 million during the second quarter, compared to $104 million in the prior year period, with a gross margin of 13.3% compared to 11.6% in the prior year period, which prior year period includes an acquisition-related inventory step-up charge of $11 million.

The Company recorded net income of $6 million for the second quarter, compared to a net loss of $9 million in the prior year period. Second quarter 2019 includes gains from sales of real property of $10 million and one-time charges for integration costs and professional fees of $4 million related to the Cedar Creek acquisition. The prior year period included one-time charges for legal, consulting, and professional fees of $12 million related to the Cedar Creek acquisition, $11 million in acquisition-related inventory step-up charges, as well as charges associated with compensation expense from stock appreciation rights (SARs) and other share-based compensation of $4 million.

Adjusted EBITDA, which is a non-GAAP measure, was $25 million for the second quarter, compared to $37 million in the prior year period.

First Six Months of 2019 Financial Results Review
The Company reported net sales of $1.3 billion in the first six months of 2019, equal to the prior year period.

The Company recorded gross profit of $180 million during the first six months of 2019, compared to $159 million in the prior year period, with a gross margin of 13.40% compared to 11.9% in the prior year period, which prior year period includes an acquisition-related inventory step-up charge of $11 million.

The Company recorded a net loss of $0.4 million for the first six months of 2019, compared to a net loss of $22 million in the prior year period. The first six months of 2019 includes gains from sales of real property of $10 million and one-time charges for integration costs and professional fees of $9 million related to the Cedar Creek acquisition. The prior year period included one-time charges for legal, consulting, and professional fees of $15 million related to the Cedar Creek acquisition, as well as charges associated with compensation expense from stock appreciation rights (SARs) and other share-based compensation of $13 million, and $11 million in acquisition-related inventory step-up charges.

Adjusted EBITDA, which is a non-GAAP measure, was $42 million for the six months of 2019, compared to $45 million in the prior year period.

2019 Second Quarter Conference Call with Accompanying Slide Presentation
BlueLinx will host a conference call today (August 7, 2019) at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.

Participants can access the live conference call via telephone at (877) 873-5864, using Conference ID # 2687175.

Investors can also listen to the live audio of the conference call and view the accompanying slide presentation by visiting the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. After the conference call has concluded, an archived recording will be available on the BlueLinx website.

Use of Non-GAAP Measures and Supplemental Financial Information
The Company reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures and GAAP-based and non-GAAP supplemental financial information may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein or in the financial tables accompanying this news release. The Company cautions that non-GAAP measures and supplemental financial information should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA and Pro forma Adjusted EBITDA

We define Adjusted EBITDA as an amount equal to net income plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share-based compensation, one-time charges associated with the legal and professional fees and integration costs related to the Cedar Creek acquisition, and gains on sales of properties including amortization of deferred gains.

We present Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

We present pro forma Adjusted EBITDA in the financial tables accompanying this news release. Pro forma Adjusted EBITDA for any period is calculated in the same manner as Adjusted EBITDA, but also combines the historical results of BlueLinx for the three and six months ended June 30, 2018, with the historical results of Cedar Creek for the three and six months ended June 30, 2018, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017.

Supplemental Financial Measures

We completed the acquisition of Cedar Creek on April 13, 2018 (the “Closing Date”). As a result, Cedar Creek’s financial results are only included in the combined company’s reported financial results from the Closing Date forward. To supplement these reported results, we have provided GAAP-based and non-GAAP pro forma financial information of the combined company in the financial tables accompanying this news release that includes Cedar Creek’s financial results for the relevant periods prior to the Closing Date. This pro forma information combines the historical results of BlueLinx for the three and six months ended June 30, 2018, with the historical results of Cedar Creek for the three and six months ended June 30, 2018, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017.

About BlueLinx Holdings Inc.
BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Marietta, Georgia, BlueLinx has over 2,200 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

Contacts:
Investors:
Susan O’Farrell, SVP, CFO & Treasurer
BlueLinx Holdings Inc.
(770) 953-7000

Mary Moll, Investor Relations
(866) 671-5138
investor@bluelinxco.com

Forward-looking Statements
This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this press release include statements about expected margin expansion and the growth of our business; trends in commodity wood prices and single family housing starts; our optimism for improved financial results for the second half of 2019 compared to the second half of 2018; our ability to leverage the size and scale of our platform; and our real estate monetization strategy and its potential benefits.

Forward-looking statements are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 29, 2018, and those discussed in our Quarterly Reports on Form 10-Q and in our periodic reports filed with the Securities and Exchange Commission from time to time. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: our ability to integrate and realize anticipated synergies from acquisitions; loss of material customers, suppliers, or product lines in connection with acquisitions; our indebtedness and its related limitations; sufficiency of cash flows and capital resources; changes in interest rates; fluctuations in commodity prices; adverse housing market conditions; disintermediation by customers and suppliers; changes in prices, supply and/or demand for our products; inventory management; competitive industry pressures; industry consolidation; product shortages; loss of and dependence on key suppliers and manufacturers; new tariffs; our ability to monetize real estate assets; our ability to successfully implement our strategic initiatives; fluctuations in operating results; sale-leaseback transactions and their effects; real estate leases; exposure to product liability claims; changes in our product mix; petroleum prices; information technology security and business interruption risks; litigation and legal proceedings; natural disasters and unexpected events; activities of activist stockholders; labor and union matters; limits on net operating loss carryovers; pension plan assumptions and liabilities; risks related to our internal controls; retention of associates and key personnel; federal, state, local and other regulations, including environmental laws and regulations; and changes in accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net sales	$706,448	$892,952	$1,345,149	$1,330,439
Cost of sales	612,281	789,301	1,164,937	1,171,463
Gross profit	94,167	103,651	180,212	158,976
Operating expenses:
Selling, general, and administrative	74,101	91,723	148,511	150,963
Gains from sales of property	(9,760)	—	(9,760)	—
Depreciation and amortization	7,503	7,444	14,831	10,109
Total operating expenses	71,844	99,167	153,582	161,072
Operating income (loss)	22,323	4,484	26,630	(2,096)
Non-operating expenses (income):
Interest expense	13,717	12,194	27,118	20,674
Other (income) expense, net	(45)	(94)	105	(188)
Income (loss) before provision for (benefit from) income taxes	8,651	(7,616)	(593)	(22,582)
Provision for (benefit from) income taxes	2,350	942	(175)	(597)
Net income (loss)	$6,301	$(8,558)	$(418)	$(21,985)

Basic earnings (loss) per share	$0.67	$(0.93)	$(0.04)	$(2.40)
Diluted earnings (loss) per share	$0.67	$(0.93)	$(0.04)	$(2.40)

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 29, 2019	December 29, 2018
ASSETS
Current assets:
Cash	$12,662	$8,939
Receivables, less allowances of $3,811 and $3,656, respectively	262,042	208,434
Inventories, net	358,652	341,851
Other current assets	44,066	40,629
Total current assets	677,422	599,853
Property and equipment, at cost	310,751	308,398
Accumulated depreciation	(111,853)	(103,285)
Property and equipment, net	198,898	205,113
Operating lease right-of-use assets	55,240	—
Goodwill	47,772	47,772
Intangible assets, net	30,324	35,222
Deferred tax assets	52,193	52,645
Other non-current assets	19,305	19,284
Total assets	$1,081,154	$959,889
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$174,860	$149,188
Accrued compensation	7,712	7,974
Current maturities of long-term debt, net of discount and debt issuance	1,427	1,736
Finance leases - short-term	8,166	7,555
Real estate deferred gains - short-term	3,935	5,330
Operating lease liabilities - short-term	6,690	—
Other current liabilities	18,625	24,985
Total current liabilities	221,415	196,768
Non-current liabilities:
Long-term debt, net of discount and debt issuance costs	501,909	497,939
Real estate financing obligation	44,822	—
Finance leases - long-term	144,116	143,486
Real estate deferred gains - long-term	83,788	86,011
Pension benefit obligation	26,089	26,668
Operating lease liabilities - long-term	48,672	—
Other non-current liabilities	23,178	23,680
Total liabilities	1,093,989	974,552
Commitments and Contingencies
STOCKHOLDERS' DEFICIT:
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued and Outstanding - 9,364,959 and 9,293,794, respectively	94	92
Additional paid-in capital	259,727	258,596
Accumulated other comprehensive loss	(37,307)	(37,129)
Accumulated stockholders’ deficit	(235,349)	(236,222)
Total stockholders’ deficit	(12,835)	(14,663)
Total liabilities and stockholders’ deficit	$1,081,154	$959,889

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 29, 2019	June 30, 2018
Net cash used in operating activities	$(67,688)	$(98,470)

Cash flows from investing activities:
Proceeds from sale of assets	10,758	107,960
Acquisition of business, net of cash acquired	—	(353,094)
Property and equipment investments	(1,784)	(577)
Net cash provided by (used in) investing activities	8,974	(245,711)

Cash flows from financing activities:
Borrowings on revolving credit facilities	365,519	534,380
Repayments on revolving credit facilities	(329,683)	(267,449)
Borrowings on term loan	—	180,000
Repayments on term loan	(31,899)	(450)
Principal payments on mortgage	—	(97,847)
Proceeds from real estate transactions	44,822	—
Change in outstanding payments	19,706	10,919
Debt issuance costs	(1,588)	(9,775)
Payments on finance lease obligations	(4,232)	(3,262)
Repurchase of shares to satisfy employee tax withholdings	(208)	(1,821)
Net cash provided by financing activities	62,437	344,695

Net change in cash	3,723	514
Cash at beginning of period	8,939	4,696
Cash at end of period	$12,662	$5,210

BLUELINX HOLDINGS INC.
SUPPLEMENTARY INFORMATION
(In thousands)
(Unaudited)

Pro Forma Sales, Gross Profit and Net Loss

The following unaudited consolidated pro forma information presents consolidated information as if the Cedar Creek acquisition had occurred on January 1, 2017:

	Pro forma
	Quarter Ended		Six Months Ended
(In thousands)	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net sales	$706,448	$948,555	$1,345,149	$1,732,822
Gross Profit	94,167	120,990	180,212	220,698
Net income (loss)	9,425	9,180	6,118	(1,439)
The pro forma amounts above have been calculated in accordance with GAAP after applying the Company's accounting policies and adjusting the three and six months ended June 29, 2019 for $4.2 million and $8.8 million, and the three and six months ended June 30, 2018 for $30.4 million and $34.0 million, respectively, for transaction related costs, net of tax. Due to the net loss for the six-month period ended June 30, 2018, 164,550 incremental shares from share-based compensation arrangements were excluded from the computation of diluted weighted average shares outstanding because their effect would be anti-dilutive. The pro forma amounts do not include any potential synergies, cost savings or other expected benefits of the acquisition, are presented for illustrative purposes only, and are not necessarily indicative of results that would have been achieved had the acquisition occurred as of January 1, 2017, or of future operating performance.

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(Unaudited)

The following schedule reconciles net income (loss) to Adjusted EBITDA:

	Quarter Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net income (loss)	$6,301	$(8,558)	$(418)	$(21,985)
Adjustments:
Depreciation and amortization	7,503	7,444	14,831	10,109
Interest expense	13,717	12,194	27,118	20,674
Benefit from income taxes	2,350	942	(175)	(597)
Gain from sales of property	(9,760)	—	(9,760)	—
Amortization of deferred gain	(951)	(1,300)	(1,902)	(2,470)
Share-based compensation expense	635	3,763	1,341	12,963
Inventory step-up adjustment	—	10,918	—	10,918
Merger and acquisition costs (1)	4,193	11,642	8,773	15,234
Restructuring, severance, and legal	950	(47)	1,731	225
Adjusted EBITDA	$24,938	$36,998	$41,539	$45,071
____________________
(1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition

The following table reconciles our pro forma net income (loss) to pro forma Adjusted EBITDA:

	Quarter Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Pro forma net income (loss)	$9,425	$9,180	$6,118	$(1,439)
Adjustments:
Depreciation and amortization	7,503	8,670	14,831	17,644
Interest expense	13,717	12,604	27,118	26,611
Provision for (benefit from) income taxes	3,419	4,773	2,062	3,104
Gain from sales of property	(9,760)	—	(9,760)	—
Amortization of deferred gain	(951)	(1,300)	(1,902)	(2,470)
Share-based compensation expense	635	3,763	1,341	12,963
Restructuring, severance, and legal	950	(47)	1,731	226
Pro forma adjusted EBITDA	$24,938	$37,643	$41,539	$56,639